                                                                    EXHIBIT 10.2


                            SECURITYHOLDERS AGREEMENT


         This Securityholders Agreement (this "Agreement") is made as of March 15, 1999, by and among HomeMax, Inc., a Delaware corporation (the "Company"), Zaring National Corporation, an Ohio corporation ("ZNC"), and American Homestar Corporation, a Texas corporation ("AHC"). AHC and ZNC are each sometimes hereinafter referred to as a "Securityholder", and collectively as the "Securityholders"). The Company will not issue any Securities (as defined below) to any person or entity without such person or entity becoming a party to this Agreement.

         A. AHC and ZNC are the sole shareholders of the issued and outstanding shares of common stock, par value $.01 of the Company (the "Common Stock").

         B. The parties hereto desire to enter into this Agreement restricting certain transfers of, and voting and other rights and obligations with respect to, the capital stock of the Company, including, without limitation, voting rights and rights to dividends or distributions, which the Securityholders may now or hereafter own (collectively, the "Securities"), and certain additional agreements as provided herein.

         NOW, THEREFORE, the parties hereby agree as follows:

                                    SECTION 1

         1.1 Restriction of Transfer. Each Securityholder agrees that it will not in any way transfer any Securities, whether voluntarily or by operation of law, except by a transfer made in compliance with this Agreement. Any purported transfer in violation of any provision of this Agreement will be void and will not operate to transfer any interest or title in such Securities to the purported transferee, and will give the Company and the other Securityholders an option to purchase such Securities in the manner and on the terms and conditions provided in this Agreement. Each Securityholder agrees that it will not create or permit to exist any lien, claim or encumbrance at any time on any of its Securities subject to this Agreement, other than the encumbrance created by this Agreement. Notwithstanding anything herein to the contrary, neither AHC nor ZNC may assign, transfer or sell any Securities, or any right or interest in or to any Securities, from the date hereof through the expiration of the Put/Call Period (as defined below) (i.e. 3 years and 90 days from the date hereof) without the consent of the other, except transfers to a wholly-owned subsidiary of AHC during the one year period following the date hereof and thereafter to an 80% or more owned subsidiary of AHC, which must remain an 80% or more owned subsidiary of AHC throughout the term of this Agreement.


HomeMax Securityholders' Agreement                                        Page 1

                                    SECTION 2

         2.1 Right of First Refusal on Sale by a Securityholder.

         (a) If a Securityholder receives a bona fide offer (excluding an offer from any affiliate of any Securityholder) for the purchase of all or a part of its Securities (or any right or interest therein) that it now or hereafter owns, which offer such Securityholder desires to accept, such Securityholder (the "Offering Securityholder") agrees promptly to give written notice of such offer to the Board of Directors of the Company (the "Board") and to each Securityholder (the "Non-Selling Securityholders"), identifying the proposed transferee, the number of Securities to be transferred (the "Offered Securities"), the price and all other terms and conditions of the proposed transfer.

         (b) On receipt of the notice with respect to such offer, the Company shall have the right and option, exercisable at any time during the period of twenty (20) days from the date of the notice, to purchase all or part of the Offered Securities at the same price and upon the same terms and conditions contained in the offer from the third party. If the Company decides to purchase any or all of the Offered Securities it will give written notice to that effect to the Offering Securityholder and the Non-Selling Securityholders. The right of the Company to exercise its option to purchase is subject to the laws of the state of Delaware governing the rights of a corporation to purchase its own securities.

         (c) If the Company does not wish (or is unable) to purchase all of the Offered Securities, each Non-Selling Securityholder will then have the right and option, exercisable at any time during a period of thirty (30) days from the date after which the option indicated in Section 2.1(b) above has expired, to purchase the Offered Securities not purchased by the Company, upon the same terms and conditions contained in the offer from the third party. If a Non-Selling Securityholder elects to so purchase, it will give notice to the Secretary of the Company to that effect, and the Secretary of the Company will promptly notify all other Non-Selling Securityholders. If the total number of Securities specified in the notices of election which are timely delivered by any Non-Selling Securityholder to the Secretary exceeds the number of Offered Securities not purchased by the Company (the "Remaining Securities"), each such electing Non-Selling Securityholder shall have a five (5) day priority right to purchase that portion of the Remaining Securities (but not to exceed the number of Securities specified in its notice of election to purchase) which bears the same ratio to the number of Remaining Securities as the number of Securities it holds bears to the total number of Securities held by all Non-Selling Securityholders electing to purchase. The Remaining Securities not purchased on such a priority basis shall be allocated in one or more successive allocations (with a three (3) day offer period in each such allocation) to those Non-Selling Securityholders electing to exercise such purchase right, up to the number of Securities specified in their respective notices, in the proportion that the number of Securities held by each electing Non-Selling Securityholder bears to the number of Securities held by all electing Non-Selling Securityholders. In determining the number of outstanding Securities, all Securities (other than Common Stock) shall be deemed to be on an "as converted" or "as exercised" basis. The purchase and sale of the Offered Securities must be closed prior to the expiration of the latest offering allocation period.


HomeMax Securityholders' Agreement                                        Page 2

         (d) If the third party fails to purchase the Offered Securities within a period of sixty (60) days from the expiration of the option under Section 2.1(c) above, any subsequent offers for such Securities must be made pursuant to the terms of this Agreement. Any third party purchaser, as a requirement of such purchase, must comply with the last sentence of Section 5.1 below.

         (e) Any rights of any Securityholder under this Section 2 may be assigned or transferred, in whole or in part, to any other Securityholder.

                                    SECTION 3

         3.1 Board of Directors. The Board of Directors of the Company (the "Board") shall consist of four members, two of whom shall be designated by AHC, and two of whom shall be designated by ZNC; provided, however, that should AHC or ZNC fail to designate a person for election as a director of the Company, the holders of voting stock of the Company shall have the right to nominate for election such a director to fill such vacancy. Each Securityholder agrees that, at every regular or special meeting of the stockholders of the Company, and whenever the consent of stockholders, at which meeting or in which consent, one or more of the directors of the Company are to be elected, such Securityholder will vote all Securities entitled to vote owned by such Securityholder or which such Securityholder is entitled to vote, whether by proxy or agreement or otherwise, in favor of the director nominee designated by AHC or ZNC as provided above. Each Securityholder may remove any director designated by such Securityholder, and each other Securityholder agrees, if requested, to vote in favor of any such removal and in favor of any replacement thereof. Any vacancy in the Board shall be filled by the party who designated such departing Board member. The parties hereto agree that the initial directors of the Company after the date hereof shall be Finis F. Teeter and Laurence A. Dawson, Jr. (each designees of AHC) and Ronald G. Gratz and Allen G. Zaring, III (each designees of ZNC).

         Without the unanimous consent of the Securityholders, the Securityholders will not take any action which would change the size of the Board from four or diminish the prospects of the designees of any Securityholder from being elected to the Board as provided in this Section 3.1. Each director designated and elected by the Securityholders shall be reimbursed for all reasonable costs of travel and out-of-pocket expenses incurred in connection with attending any meetings of the Board or any committees thereof.

         3.2 Board Approval. The Company and Securityholders agree that the Company shall not, and shall not permit any subsidiary to, without the prior unanimous written consent of the all of the directors of the Company then in office:

         (a) Acquire any capital stock or substantially all of the assets of any other entity (including, without limitation, the formation of any new subsidiaries);

         (b) Issue any capital stock, or securities convertible, exchangeable or exercisable into shares of capital stock (including, without limitation, stock options or warrants to purchase capital stock);


HomeMax Securityholders' Agreement                                        Page 3

         (c) Consummate a merger involving the Company or a subsidiary of the Company in which the Company or such subsidiary is not the surviving entity, or any sale, lease or other disposition of all or substantially all of its assets, or any liquidation, dissolution, recapitalization or reorganization, in any form of transaction, by the Company or a subsidiary of the Company;

         (d)  Amend its articles of incorporation or bylaws in any manner;

         (e) Authorize or approve any liquidation, dissolution, reorganization or bankruptcy;

         (f) Declare or pay any dividends on, or make any other distributions with respect to, its capital stock;

         (g)  Change the authorized number of directors from the present four
(4) members; or

         (h) Authorize the Company to open, close, acquire, sell, mortgage or lease a sales center village.

         Notwithstanding the above, if at any time a majority of the members of the Board reasonably determine that the Company is, or in the near future reasonably may become, insolvent, the items set forth above in this Section 3.2 shall only require the affirmative vote of a majority of the members of the Board with respect to actions undertaken by the Board intended to resolve, in whole or in part, such insolvency.

         Notwithstanding anything in this Agreement or any other agreement between AHC and ZNC to the contrary, upon the written request of AHC to the Company, AHC, ZNC and the Company will each take all actions necessary or advisable to convert the Company and/or any of its subsidiaries into limited liability companies (as so requested by AHC), the cost of which conversion shall be borne by the Company.

                                    SECTION 4

         4.1 Put and Call. (a) During the 90-day period (the "Put/Call Period") beginning on the third anniversary of the date hereof, ZNC shall have the right to sell to AHC and AHC shall be required to purchase from ZNC (the "Put"), and AHC shall have the right to purchase from ZNC and ZNC shall be required to sell to AHC (the "Call"), all but not less than all of the Securities owned by ZNC (the "ZNC Interest"); provided, that the Put or Call may be exercised earlier if the Companies (as defined in that certain Amended and Restated Securities Purchase Agreement, dated as of March 15, 1999, (the "Purchase Agreement"), by and among the parties hereto and HomeMax Operating Properties, L.L.C., a Delaware limited liability company ("HOP")) achieve an aggregate of $5,000,000 in consolidated earnings before interest and taxes ("EBIT") for any four consecutive calendar quarters.



HomeMax Securityholders' Agreement                                        Page 4

         (b) If ZNC or AHC elects to exercise the Put or Call it shall send written notice thereof to the other party in the manner set forth in Section 7.8 (the date of such notice being hereafter referred to as the "Put Notice Date") during the Put/Call Period. The purchase price for the ZNC Interest (the "Put/Call Price") shall be equal to the greater of (i) 50% of the Net Book Value (as defined in the Purchase Agreement) of the Companies as of the end of the quarter following the Put Notice Date or (ii) (7 times (the Companies' EBIT for the preceding four calendar quarters) less the Companies' outstanding debt (including floor plan debt)) times (50%).

         (c) The Put/Call Price shall be payable in full in cash; provided, however, that AHC, in its sole discretion and upon written notice to ZNC, may elect to pay a portion of the Put/Call Price in Common Stock of AHC, par value $0.05 per share (the "AHC Common Stock). AHC shall provide such notice in writing to ZNC on the Put Notice Date or within five (5) days after the Put Notice Date, if ZNC exercises its Put (the "Percentage Election Notice"). If AHC elects to pay a portion of the Put/Call Price in AHC Common Stock (the "Share Election"), the portion shall be an amount up to 40% (the "Elected Percentage") multiplied by the sum of the Put/Call Price plus the amount of the Company's consolidated indebtedness as reported on the Put Notice Date, which amount shall be the "Share Amount." The Percentage Election Notice shall include the Elected Percentage.

         (d) If AHC elects the Share Election, AHC shall file a registration statement under the Securities Act of 1933, as amended (the "Registration Statement"), registering a number of shares of AHC Common Stock equal to the Share Amount divided by the average of the high and low prices of the AHC Common Stock as reported on the NASDAQ National Market (or another exchange or trading system on which the AHC Common Stock is then traded or reported) for the ten
(10) trading days prior to the Put Notice Date (the "Registered Shares").

         (e) AHC shall use all commercially reasonable efforts to file the Registration Statement on an appropriate form with the Securities and Exchange Commission no later than thirty (30) days after the Put Notice Date (the "Required Filing Date"). AHC shall use all commercially reasonable efforts to cause the Registration Statement to be declared effective no later than sixty
(60) days after filing the Registration Statement.

         (f) If AHC elects the Share Election, ZNC shall inform AHC, in writing, within ten (10) days after the Put Notice Date whether ZNC elects to (i) receive the Registered Shares or (ii) have AHC control and direct the sale of the Registered Shares on behalf of ZNC; in which case (x) AHC shall have complete and absolute authority over the sale of the Registered Shares, and (y) AHC shall receive all proceeds from the sale of the Registered Shares, subject to the payment to ZNC specified in (h) below.

         (g) If ZNC elects to receive the Registered Shares, AHC shall cause the Registration Statement to remain effective for one (1) year from the effective date of the Registration Statement.



HomeMax Securityholders' Agreement                                        Page 5

         (h) In the event that AHC sells the Registered Shares on behalf of ZNC and receives the cash proceeds, AHC shall pay to ZNC, in cash, an amount equal to the Share Amount together with interest on the outstanding balance of the Share Amount, which shall accrue at a rate equal to the daily prime rate per annum as announced from time to time by PNC Bank, National Association, or its successor for the period from the Cash Closing Date (as defined below) to the closing of the Share Election portion of the Put/Call Price specified below. In the event that the proceeds of the sale of the Registered Shares exceed the Share Amount, AHC is entitled to retain such excess, provided that ZNC receives the amount of interest, as previously specified. In the event that the proceeds of the sale of the Registered Shares are less than the Share Amount, or a sale of the Registered Shares does not occur for whatever reason, then AHC owes ZNC the Share Amount in cash with interest as specified above.

         (i) In the event that AHC does not elect the Share Election, AHC shall pay the Put/Call Price in cash to ZNC within ten (10) business days after the determination of the Put/Call Price pursuant to Section 4.1(j) below (the "Cash Closing Date"). If AHC elects the Share Election, the closing of the cash portion of the Put/Call Price shall occur on the Cash Closing Date and the closing of the Share Amount portion of the Put/Call Price shall occur as soon as practicable and in any event within (i) ninety-five (95) days after the effectiveness of the Registration Statement or (ii) sixty (60) days from the end of the quarter in which the Net Book Value is determined for purposes of calculating the Put/Call Price, whichever is longer. If the Registration Statement is not declared effective, then the closing of the Share Amount portion of the Put/Call Price shall occur within the longer of: (i) one-hundred and twenty (120) days after the Put Notice Date or (ii) the time period set forth in item (ii) above.

         (j) The Company shall cause an audit of the Companies' books and records to be undertaken as of the quarter following the Put Notice Date in order to verify the Put/Call Price. The "Put/Call Price" shall be determined as follows:

                  (i)  By mutual agreement of AHC and ZNC;

                  (ii) If AHC and ZNC are unable to reach agreement, then by mutual agreement of the ZNC's Auditors (as defined in the Purchase Agreement) and AHC's Auditors (as defined in the Purchase Agreement); or

                  (iii) If the AHC's Auditors and ZNC's Auditors are unable to reach agreement on the calculation of the Put/Call Price (being defined as amounts in excess of $100,000 in the aggregate), then, at the request of either Auditors, the disagreement shall be submitted to the Third-Party Auditors (as defined in the Purchase Agreement) for its determination, which determination shall be final and binding on the Parties. The closing of the Put or Call shall be extended during any period in which there is a dispute regarding the Put/Call Price for the length of time during which the dispute exists.



HomeMax Securityholders' Agreement                                        Page 6

         (k) The parties acknowledge and agree that there shall not exist as a basis for disagreement any previously utilized and disclosed capitalization policies of the Companies. Each Party shall bear its own cost and expense in connection with this Section 4.1 (with the costs and expenses of the Companies being borne by ZNC), with the cost and expenses of the Third-Party Auditors being split equally between AHC and ZNC.

         (l) Simultaneously with the closing of the Put or Call (as the case may be), ZNC shall assign and transfer, or cause to be assigned and transferred, over to AHC for $10.00 all membership interests of HOP then held by ZNC or any transferee or assignee of ZNC (such that, after such assignment, AHC and any of its transferees will own 100% of the membership interests of HOP on a fully-diluted basis).

                                    SECTION 5

         5.1 Stock Legend. The Company and each Securityholder agree that all certificates or agreements representing Securities (or options or other instruments to purchase Securities) that at any time are subject to the provisions of this Agreement will have endorsed upon them in capitalized type a legend in substantially the following form:

                  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SECURITYHOLDERS AGREEMENT ("AGREEMENT"), DATED AS OF MARCH 15, 1999, AS MAY BE AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN OF ITS SECURITYHOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE AGREEMENT CONTAINS CERTAIN RESTRICTIONS ON SUCH SECURITIES, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF THE AGREEMENT. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH A COPY.

         Each holder of Securities (or options or other instruments to purchase Securities) subject to the provisions of this Agreement issued prior to the date hereof agrees to deliver all certificates and agreements representing Securities to the Company for the purpose of endorsing said legend thereon. The Company agrees to maintain a counterpart of this Agreement in its principal and/or registered office. Under no circumstances will any sale or other transfer of any Securities subject to this Agreement be valid until the proposed transferee has executed and become a party to an Agreement substantially similar to this Agreement and thereby becomes subject to all provisions of this Agreement, unless the requirement is waived by written consent of the parties to this Agreement as provided below; and notwithstanding any other provisions of this Agreement, no such sale or other


HomeMax Securityholders' Agreement                                        Page 7
transfer of any kind will in any event result in the nonapplicability of the provisions of this Agreement at any time to any of the Securities subject to this Agreement.

                                    SECTION 6

         6.1 Termination. This Agreement shall terminate automatically upon the dissolution of the Company or upon the occurrence of any event which reduces the number of Securityholders to one.

                                    SECTION 7

         7.1 Further Assurances. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents that may be reasonably necessary to carry out the provisions of this Agreement.

         7.2 Severability. In the event that any of the provisions of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions will not be affected, and in lieu of such unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms as may be valid and enforceable.

         7.3 Terms; Captions. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and pronouns in the masculine, feminine, or neuter gender will include each other gender. The captions of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         7.4 Applicable Law. This Agreement has been executed in and will be governed by the laws of the State of Delaware, without regard to the choice of law provisions thereof.

         7.5 Binding Effect. Subject to the restrictions against transfer or assignment as contained in this Agreement, the provisions of this Agreement will benefit and will be binding on the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto. Neither this Agreement nor any right or obligation created hereby shall be assignable by any party hereto.

         7.6 Amendment; Waiver. This Agreement may only be amended, or provision waived, by the written consent of AHC, ZNC and the Company.

         7.7 Entire Agreement. This Agreement contains the entire understanding among the parties concerning the subject matter contained in this Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, which are not fully expressed herein. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.


HomeMax Securityholders' Agreement                                        Page 8

         7.8 Notices. All notices required or permitted to be given hereunder will be deemed to be duly given (a) on the date of delivery if delivered in person, (b) one (1) days after sent by overnight delivery or by telecopy, where receipt of delivery or confirmation of telecopy is received, or (c) three (3) days after the date of mailing if mailed by registered or certified mail, first class postage prepaid, return receipt requested, to the Company or the Securityholder(s), as appropriate, at the respective addresses indicated on the signature page of this Agreement. The addresses of the Company and the Securityholders, or any of them, may be changed only by giving written notice of such change of address to all of the other parties hereto in the manner provided above.

         7.9 Injunctive Relief. The parties acknowledge that in the event a party to this Agreement fails to perform, observe or discharge any of its respective obligations under this Agreement, any other party hereto shall be entitled to temporary and permanent injunctive relief in such case without the necessity of proving actual damages, and such remedy shall be in addition to other relief as may be provided by law or in equity, including specific performance. If any legal action is required to enforce the terms of this Agreement, the prevailing party shall be entitled to the reasonable costs of enforcement, including attorneys' fees.

         7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



HomeMax Securityholders' Agreement                                        Page 9

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first indicated above.

                                  HOMEMAX, INC.


                                  By:
                                     ------------------------------------------
                                  Its:
                                      -----------------------------------------

                                  Address:   3691 Trust Drive
                                             Raleigh, North Carolina 27606
                                             Attention: President


                                  AMERICAN HOMESTAR CORPORATION


                                  By:
                                     ------------------------------------------
                                           Laurence A. Dawson, Jr.,
                                           President

                                  Address:   2221 East Lamar Blvd., Suite 790
                                             Arlington, Texas 76006
                                             Attention:  President


                                  ZARING NATIONAL CORPORATION


                                  By:
                                     ------------------------------------------
                                  Its:
                                      -----------------------------------------

                                  Address: 11300 Cornell Park Drive, Suite 500 Cincinnati, Ohio 45202-1825
                                             Attention: Chief Financial Officer



HomeMax Securityholders' Agreement                                       Page 10